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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ameritrade Holding Corporation
Omaha, Nebraska

We consent to the incorporation by reference in Registration Statement Numbers 333-99481, 333-99353, 333-105336, 333-86164 and 333-77573 on Form S-8,
Registration Statement Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement 333-88632 on Form S-3 to Form S-4 of Ameritrade Holding Corporation of our reports dated December 13, 2005, relating to the financial statements and financial statement schedules of Ameritrade Holding Corporation, and of our report on internal control over financial reporting dated December 13, 2005 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 30, 2005.


/S/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 13, 2005